UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       September 1, 2005 (August 31, 2005)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                   0-20632                     43-1175538
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   135 NORTH MERAMEC, CLAYTON, MISSOURI 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

TABLE OF CONTENTS
                                                                        Page
                                                                        ----

ITEM 8.01   OTHER EVENTS..............................................    1

SIGNATURE.............................................................    2




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ITEM 8.01     OTHER EVENTS.

         On August 31, 2005, a Notice of Optional Redemption was distributed by U.S. Bank National Association, as Trustee, to holders of the First Preferred Capital Trust II ("First Preferred II") 10.24% cumulative trust preferred securities indicating First Banks, Inc.'s ("First Banks" or the "Company") intention to redeem in full the outstanding First Preferred II trust preferred securities on September 30, 2005 (the "Redemption Date") at the liquidation value of $25 per preferred security, together with distributions accumulated and unpaid to the Redemption Date. In conjunction with this transaction, First Banks will payoff in full the $59.3 million of 10.24% subordinated debentures that were issued by First Banks to First Preferred II in October 2000, thereby providing funds for the redemption of the trust preferred securities. From and after September 30, 2005, distributions on the First Preferred II trust preferred securities shall cease to accrue and the First Preferred II trust preferred securities will cease to be entitled to any lien, benefit or security under the governing documents.

         The trust preferred securities of First Preferred II are traded on the Nasdaq National Market System under the ticker symbol "FBNKN."






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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST BANKS, INC.



Date:  September 1, 2005           By: /s/ Allen H. Blake
                                       -----------------------------------------
                                           Allen H. Blake
                                           President and Chief Executive Officer